Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Fusion Telecommunications International, Inc. (the “Company”) on Form S-3 (333-203359) and Form S-1 (333-195659) of our report dated March 28, 2016 on our audits of the consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended, which report is included in this Annual Report on Form 10-K of the Company.

/s/ EisnerAmper LLP

New York, New York
March 28, 2016